Exhibit 99.1

Protalix BioTherapeutics Issues 2025 Letter to Stockholders

CARMIEL, Israel, December 23, 2024 /PRNewswire/Protalix BioTherapeutics, Inc. (NYSE American:PLX), a biopharmaceutical company focused on the development, production and commercialization of recombinant therapeutic proteins produced by its proprietary ProCellEx® plant cell based protein expression system, today announced the following letter from its President and Chief Executive Officer, Dror Bashan, to its stockholders.

December 23, 2024

Dear Protalix Stockholders,

As we conclude 2024, I am filled with a sense of accomplishment as well as excitement for the year ahead. This past year, Protalix has achieved significant milestones that position our company for long-term growth. The success we have achieved this year is a direct result of our team’s hard work and dedication. We’re proud to share these accomplishments with you.

Our commercial partner, Chiesi Global Rare Diseases, is playing a pivotal role in our journey, and we continue to collaborate with Chiesi in its efforts. Most recently, the European Medicine Agency (EMA) validated Chiesi’s Variation Submission for pegunigalsidase alfa to label a less frequent dosing regimen (every four weeks) for patients with Fabry disease in the European Union. This submission exemplifies Protalix’s and Chiesi’s mutual commitment to reducing the treatment burden faced by patients with Fabry disease.

We have made important progress on our pipeline programs over the past year. We completed a phase I First-in-Human clinical trial evaluating PRX 115, our recombinant PEGylated uricase (urate oxidase) in development for the potential treatment of uncontrolled gout. Results from the trial demonstrate the potential of PRX-115 to be a safe and effective uric-acid lowering treatment with a potential wide dosing interval. We were proud to present this data to the medical community at the American College of Rheumatology (ACR) Convergence 2024 conference in November and are looking forward to advancing PRX-115 into a phase II clinical trial in patients with uncontrolled gout in the second half of 2025.

We are also excited to have fine-tuned our R&D strategy moving forward, leveraging our ProCellEx platform and other capabilities in prioritized renal rare diseases. Our expert R&D team continues to evaluate plant-based drug delivery systems that may allow protective delivery of different modalities. The team is laser focused on these efforts, and we are eager to share more pipeline developments throughout the coming year.

We are satisfied with the growth in our sales to Chiesi of Elfabrio®, Elelyso® to Pfizer Inc. and Uplyso® to Brazil which makes up our three revenue streams. We look forward to continuing growth of our sales in the coming years.

Finally, by employing financial discipline over the last few years, we were able to repay in full all of our outstanding convertible notes, making us a debt-free company. We are proud of this achievement, and our strong balance sheet enables us to support ongoing operations.

Our community continues to face the challenges of military activity in Israel. The suffering experienced by people in all sectors of these conflicts is heart-breaking. Despite the impact of these events on our colleagues and community, on both a personal and professional level, we have successfully maintained full, uninterrupted operations throughout the conflict. The continued dedication of our employees is a source of pride and we look forward to more peaceful times.

Looking ahead, the future of Protalix is exciting. I am confident in our ability to deliver innovative solutions to improve the lives of patients in need. I want to express my sincere gratitude to our dedicated employees, our supportive Board of Directors and our valued shareholders. Your collective efforts and belief in our mission are instrumental in driving our progress.

We sincerely thank you.

Truly yours,

Dror Bashan, President & Chief Executive Officer

About Protalix BioTherapeutics, Inc.

Protalix is a biopharmaceutical company focused on the development and commercialization of recombinant therapeutic proteins expressed through its proprietary plant cell-based expression system, ProCellEx. It is the first company to gain U.S. Food and Drug Administration (FDA) approval of a protein produced through plant cell-based in suspension expression system. This unique expression system represents a new method for developing recombinant proteins in an industrial-scale manner. Protalix has licensed to Pfizer Inc. the worldwide development and commercialization rights to taliglucerase alfa for the treatment of Gaucher disease, Protalix’s first product manufactured through ProCellEx, excluding in Brazil, where Protalix retains full rights. Protalix’s second product, Elfabrio®, was approved by both the FDA and the European Medicines Agency in May 2023.

Protalix has partnered with Chiesi Farmaceutici S.p.A. for the global development and commercialization of Elfabrio. Protalix’s development pipeline consists of proprietary versions of recombinant therapeutic proteins that target established pharmaceutical markets, including the following product candidates: PRX–115, a plant cell-expressed recombinant PEGylated uricase for the treatment of uncontrolled gout; PRX–119, a plant cell-expressed long action DNase I for the treatment of NETs-related diseases; and others.

Forward-Looking Statements

To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. The terms “expect,” “anticipate,” “believe,” “estimate,” “project,” “may,” “plan,” “will,” “would,” “should” and “intend,” and other words or phrases of similar import are intended to identify forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes. Drug discovery and development involve a high degree of risk and the final results of a clinical trial may be different than the preliminary findings for the clinical trial. Factors that might cause material differences include, among others: risks related to the commercialization of Elfabrio® (pegunigalsidase alfa-iwxj), our approved product for the treatment of adult patients with Fabry disease; risks relating to Elfabrio’s market acceptance, competition, reimbursement and regulatory actions, including as a result of the boxed warning contained in the FDA approval received for the product; the possible disruption of our operations due to the war declared by Israel’s security cabinet against the Hamas terrorist organization located in the Gaza Strip, the military campaign against the Hezbollah and other terrorist activities and armed conflict, including as a result of the disruption of the operations of certain regulatory authorities and of certain of our suppliers, collaborative partners, licensees, clinical trial sites, distributors and customers, and the risk that the current hostilities will result in a greater regional conflict; risks related to the regulatory approval and commercial success of our other product and product candidates, if approved; risks related to our expectations with respect to the potential commercial value of our products and product candidates; failure or delay in the commencement or completion of our preclinical studies and clinical trials, which may be caused by several factors, including: slower than expected rates of patient recruitment; unforeseen safety issues; determination of dosing issues; lack of effectiveness during clinical trials; inability to satisfactorily demonstrate non-inferiority to approved therapies; inability or unwillingness of medical investigators and institutional review boards to follow our clinical protocols; inability to monitor patients adequately during or after treatment; and/or lack of sufficient funding to finance our clinical trials; delays in the approval or potential rejection of any applications we file with the FDA, EMA or other health regulatory authorities for our other product candidates, and other risks relating to the review process; risks associated with global conditions and developments such as supply chain challenges, the inflationary environment and tight labor market, and instability in the banking industry, which may adversely impact our business, operations and ability to raise additional financing if and as required and on terms acceptable to us; risks related to any transactions we may effect in the public or private equity markets to raise capital to finance future research and development activities, general and administrative expenses and working capital; risks relating to our evaluation and pursuit of strategic partnerships; the risk that the results of our clinical trials will not support the applicable claims of safety or efficacy and that our product candidates will not have the desired effects or will be associated with undesirable side effects or other unexpected characteristics; risks relating to our ability to manage our relationship with our collaborators, distributors or partners, including, but not limited to, Pfizer Inc., or Pfizer, and Chiesi Farmaceutici S.p.A.; risks related to the amount and sufficiency of our cash and cash equivalents; risks relating to changes to interim, topline or preliminary data from clinical trials that we announce or publish; risks relating to the compliance by Fundação Oswaldo Cruz, an arm of the Brazilian Ministry of Health, with its purchase obligations under our supply and technology transfer agreement, which may have a material adverse effect on us and may also result in the termination of such agreement; risk of significant lawsuits, including stockholder litigation, which is common in the life sciences sector; our dependence on performance by third-party providers of services and supplies, including without limitation, clinical trial services; the inherent risks and uncertainties in developing drug platforms and products of the type we are developing; the impact of development of competing therapies and/or technologies by other companies; risks related to our supply of drug products to Pfizer; potential product liability risks, and risks of securing adequate levels of related insurance coverage; the possibility of infringing a third-party’s patents or other intellectual property rights and the uncertainty of obtaining patents covering our products and processes and successfully enforcing our intellectual property rights against third-parties; and risks relating to changes in healthcare laws, rules and regulations in the United States or elsewhere; and other factors described in our filings with the U.S. Securities and Exchange Commission. The statements in this press release are valid only as of the date hereof and we disclaim any obligation to update this information, except as may be required by law.

Investor Contact

Mike Moyer, Managing Director
LifeSci Advisors
+1-617-308-4306

mmoyer@lifesciadvisors.com

Source: Protalix BioTherapeutics, Inc.

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